UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 4, 2010

Angiotech Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

British Columbia	000-30334	98-0226269
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1618 Station Street

Vancouver, BC, Canada V6A 1B6

(Address of principal executive offices)

(604) 221-7676

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Amended and Restated Forbearance Agreement

On November 4, 2010, Angiotech Pharmaceuticals, Inc. (“Angiotech” or the “Company”) and certain of its subsidiaries entered into an amended and restated forbearance agreement (the “Amended and Restated Forbearance Agreement”) with the lenders party thereto and Wells Fargo Capital Finance, LLC (f/k/a Wells Fargo Foothill, LLC, “Wells Fargo”), as arranger and administrative agent which amends and restates, in its entirety, that certain Forbearance Agreement, dated as of September 30, 2010, among the Company, certain of its subsidiaries, the lenders party thereto and Wells Fargo, as arranger and administrative agent, which was disclosed in our Current Report on Form 8-K as filed with the Securities and Exchange Commission on October 4, 2010.

Under the Amended and Restated Forbearance Agreement, Wells Fargo has agreed to not immediately exercise any rights or remedies it has related to the Company’s failure to make its interest payment due on October 1, 2010 with respect to the 7.75% Senior Subordinated Notes due April 1, 2014 (the “Subordinated Notes”), litigation and arbitration relating to our ongoing dispute with QSR Holdings, Inc. or any future failure to deliver an unqualified audit opinion with respect to the going concern assumption for the fiscal year ending December 31, 2010. The Amended and Restated Forbearance Agreement will terminate on the earliest to occur of: (i) the occurrence of another event constituting an event of default under the Company’s Credit Agreement, dated as of February 27, 2009 (as amended, the “Credit Agreement”), with certain lenders and Wells Fargo, as arranger and administrative agent for such lenders; (ii) the occurrence of a Material Adverse Change as defined under the Credit Agreement; (iii) failure to attain certain intermediate milestones with respect to that certain Recapitalization Support Agreement, dated as of October 29, 2010, by and among the Company, certain of its subsidiaries and the holders of Subordinated Notes party thereto (the “RSA”); (iv) termination of the RSA or the Support Agreement, dated October 29, 2010, by and among the Company, certain of its subsidiaries and the holders of the Senior Floating Rate notes due December 1, 2013 party thereto; (v) consummation of the transactions contemplated by the RSA on terms and conditions not reasonably satisfactory to Wells Fargo under the Credit Agreement; (vi) failure to remain in a grace period with respect to the nonpayment of the interest payment due on October 1, 2010 with respect to the Subordinated Notes; and (vi) April 30, 2011. The Company incurred $0.05 million to complete the Amended and Restated Forbearance Agreement.

The above description of the Amended and Restated Forbearance Agreement does not purport to be a complete statement of the parties’ rights and obligations under the Amended and Restated Forbearance Agreement or the Credit Agreement. The above description of the Amended and Restated Forbearance Agreement is qualified in its entirety by reference to the Amended and Restated Forbearance Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference. Any information disclosed in this Current Report on Form 8-K or the exhibits hereto shall not be construed as an admission that such information is material.

Fourth Amendment to Credit Agreement

On November 4, 2010, the Company and certain of its subsidiaries entered into the fourth amendment to the Credit Agreement (the “Fourth Amendment”) with the lenders party thereto and Wells Fargo, as arranger and administrative agent, to, among other changes:

•	Amend the existing financial covenants pertaining to minimum EBITDA levels and fixed charge coverage ratios;

•

Increase the borrowing base available to secure loans by including in such borrowing base the value of certain real property, securities and intellectual property owned by the Company and its subsidiaries, in addition to accounts receivable and inventory, in each case subject to reserves, eligibility standards and advance rate formulas. As a result, the Company’s amount of available financing under the Credit Agreement increased to approximately $25 million as at November 9, 2010, which excludes $2.8 million of secured letters of credit;

•	Amend the specified use of proceeds provisions to allow for certain secured and unsecured intercompany loans by US entities to Canadian entities; and

•	Permit the sale of certain assets of the Company.

The Company incurred $0.3 million to complete the Fourth Amendment.

The above description of the Fourth Amendment does not purport to be a complete statement of the parties’ rights and obligations under the Credit Agreement, as amended by the Fourth Amendment. The above description of the Fourth Amendment is qualified in its entirety by reference to the Fourth Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. Any information disclosed in this Current Report on Form 8-K or the exhibits hereto shall not be construed as an admission that such information is material.

ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On November 9, 2010, Angiotech issued a press release relating to its results of operations and financial condition for the quarter ended September 30, 2010. The full text of Angiotech’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 2.02 of this Current Report on Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit Number	Description

10.1	Fourth Amendment to Credit Agreement, dated as of November 4, 2010, by and among Angiotech Pharmaceuticals, Inc., as Parent, the subsidiaries of Parent listed as borrowers on the signature pages thereto, as borrowers, the lenders signatory thereto, as lenders, and Wells Fargo Capital Finance, LLC (f/k/a Wells Fargo Foothill, LLC), as arranger and administrative agent.

10.2	Amended and Restated Forbearance Agreement, dated as of November 4, 2010, by and among Angiotech Pharmaceuticals, Inc., as Parent, the subsidiaries of Parent listed as borrowers on the signature pages thereto, the lenders signatory thereto and Wells Fargo Capital Finance, LLC (f/k/a Wells Fargo Foothill, LLC), as arranger and administrative agent.

99.1	Press Release of Angiotech Pharmaceuticals, Inc. dated November 9, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Angiotech Pharmaceuticals, Inc. (Registrant)

Date: November 9, 2010	By:	/S/ JAY DENT
Jay Dent Sr. Vice President, Finance

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Fourth Amendment to Credit Agreement, dated as of November 4, 2010, by and among Angiotech Pharmaceuticals, Inc., as Parent, the subsidiaries of Parent listed as borrowers on the signature pages thereto, as borrowers, the lenders signatory thereto, as lenders, and Wells Fargo Capital Finance, LLC (f/k/a Wells Fargo Foothill, LLC), as arranger and administrative agent.

10.2	Amended and Restated Forbearance Agreement, dated as of November 4, 2010, by and among Angiotech Pharmaceuticals, Inc., as Parent, the subsidiaries of Parent listed as borrowers on the signature pages thereto, the lenders signatory thereto and Wells Fargo Capital Finance, LLC (f/k/a Wells Fargo Foothill, LLC), as arranger and administrative agent.

99.1	Press Release of Angiotech Pharmaceuticals, Inc. dated November 9, 2010.

5